UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 29, 2007

FUEL SYSTEMS SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32999	20-3960974
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3030 South Susan Street, Santa Ana, California	92704
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 656-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Report contains 5 pages

The Exhibit Index is located on page 5.

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Ninth Amendment to LaSalle Loan Agreement.

On September 29, 2007 IMPCO Technologies, Inc. (“IMPCO”), a wholly owned subsidiary of Fuel Systems Solutions, Inc. (“Fuel Systems”), and LaSalle Business Credit, LLC (“LaSalle”) entered into a Ninth Amendment to Loan and Security Agreement, to amend the revolving Loan and Security Agreement dated July 18, 2003, as amended (the “Ninth Amendment”).

Pursuant to the Ninth Amendment, LaSalle and the other lenders party to this loan agreement have agreed to, among other things, extend the term of the loan to November 30, 2007 and to extend time by which the Fuel Systems 2006 financial statements and 2007 first and second quarter financial statements must be delivered to LaSalle to October 31, 2007. A copy of the Ninth Amendment is attached as exhibit 10.1 to this Current Report on Form 8-K.

ITEM 4.02	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On October 3, 2007, Fuel Systems submitted a supplemental letter to the Nasdaq Listing and Hearing Review Council, or Nasdaq Listing Council, to provide the Nasdaq Listing Council with an update on its progress completing its audit of the company’s fiscal 2006 financial statements and preparing its restated historical financial statements. The company asked for additional time to complete these tasks without being delisted from the Nasdaq Stock Market.

On March 19, 2007, Fuel Systems announced that a Special Committee of its Board of Directors, with the assistance of independent legal counsel, was conducting a review of our stock option practices covering the period from 1996 to 2006. As described in prior securities filings and press releases, the Special Committee reached a conclusion that incorrect measurement dates were used for financial accounting purposes for stock option grants in certain prior periods. As a result, the company has recorded additional non-cash stock-based compensation expense, and related tax effects, related to certain stock option grants, and the company must restate certain previously filed financial statements.

Due to the Special Committee’s review, the company has delayed filing its annual report on Form 10-K for fiscal 2006, as well as its quarterly reports on Form 10-Q for the first two quarters of 2007. To date, the Nasdaq Listing Qualifications Panel and the Nasdaq Listing Council have granted our requests to permit our common stock to remain listed on the Nasdaq Stock Market, subject to us filing our delinquent reports by specified dates.

As Fuel Systems was preparing the necessary restatements of its prior periods, it discovered that its previously filed financial statements contain an error in calculating the gross profit elimination for intercompany inventory remaining on subsidiaries’ balances at period end.

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Accordingly, the company will restate prior period financials to correct this error. The impact of the correction, net of taxes, will decrease net loss by $0.1 million for the year ended December 31, 2005, increase net loss by $0.1 million for the year ended December 31, 2004 and increase net loss by $0.6 million for the year ended December 31, 2003.

Therefore, as indicated previously, investors should not rely on previously-published financial statements.

Management of the company has discussed the matters disclosed in this Item 4.02 with BDO Seidman, LLP.

Notice Regarding Forward-Looking Statements

This current report on Form 8-K contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, expressed or implied statements concerning the company’s expectations regarding the final outcome of the restatement of the company’s historical financial statements, the timing of the filing of the company’s annual report on Form 10-K for 2006 and two quarterly reports on Forms 10-Q for 2007 and the actions of the Nasdaq Listing and Hearing Review Council. Such statements are only predictions, and the actual results may differ materially. Factors that may cause the company’s results to differ include, but are not limited to, the following: the risk that BDO Seidman, LLP will not complete its audit of the company’s 2006 financial statements in a timely manner, the risk that the audit of the company’s fiscal 2006 financial statements will reveal other accounting errors, the risk that the company’s restatement of its historical financial statements will not be concluded as expected, the risk that the company will not be able to file its delayed periodic reports with the Securities and Exchange Commission in the time frame anticipated and the risk that the Nasdaq Listing Council will determine not to continue to list the company’s common stock on the NASDAQ Stock Market.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

10.1 Ninth Amendment to the Loan and Security Agreement, dated September 29, 2007, by and among IMPCO Technologies, Inc. and LaSalle Business Credit, LLC as agent for the lenders.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL SYSTEMS SOLUTIONS, INC.

Dated: October 3, 2007	By:	/s/ Thomas M. Costales
Thomas M. Costales
Chief Financial Officer and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Ninth Amendment to the Loan and Security Agreement, dated September 29, 2007, by and among IMPCO Technologies, Inc. and LaSalle Business Credit, LLC as agent for the lenders.

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